CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our reports dated February 26, 2009 relating to the financial statements and financial highlights of Emerging Small Company Trust, Global Allocation Trust, Global Real Estate Trust, International Small Cap Trust, Mid Cap Intersection Trust, Smaller Company Growth Trust, Lifestyle Balanced Trust, Real Estate Securities Trust, International Small Company Trust, and Mid Cap Index Trust (portfolios of John Hancock Trust), appearing in the December 31, 2008 Annual Reports to Shareholders of John Hancock Trust. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in the Prospectus/Proxy statement and “Information Incorporated by Reference” in the Statement of Additional Information which constitute part of this Registration Statement.
We hereby also consent to the incorporation by reference in the May 1, 2009 Statement of Additional Information of John Hancock Trust of our reports dated February 26, 2009 relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of the John Hancock Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the in the May 1, 2009 Prospectus and Statement of Additional Information of John Hancock Trust.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 21, 2009